Exhibit 32.1

CERTIFICATION

BY JASON RABIN

AS CHIEF EXECUTIVE OFFICER

(PRINCIPAL EXECUTIVE OFFICER) AND ANURUP PRUTHI AS CHIEF FINANCIAL OFFICER

(PRINCIPAL FINANCIAL OFFICER AND PRINCIPAL ACCOUNTING OFFICER)

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this annual report on Form 10‑K which is being filed by Centric Brands Inc. for the fiscal year ended December 31, 2018 (the “report”), I, Jason Rabin, as Chief Executive Officer (Principal Executive Officer) and I, Anurup Pruthi, as Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Centric Brands Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Centric Brands Inc.

May 15, 2019

/s/ JASON RABIN
Jason Rabin
Chief Executive Officer (Principal Executive Officer)

/s/ ANURUP PRUTHI
Anurup Pruthi
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Centric Brands Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.